Exhibit 2.08

                                (Execution Copy)



                                    DATE 2003




                    (1) Hopeful Internet Technologies Limited


                                   (as Vendor)

                                       AND

                  (2) GENIUS TECHNOLOGY INTERNATIONAL LIMITED

                                 (as Purchaser)


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                                A G R E E M E N T

                   FOR SALE AND PURCHASE OF EQUITY CAPITAL IN

                SHANGHAI SINOBULL INFORMATION CORPORATION LIMITED
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